EXHIBIT 16 TO FORM 8-K

February 26, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington. D.C. 20549

Gentlemen:

We have read Item 4 of Form 8-K dated February 26, 2004, of ANC Rental Corporation and are in agreement with the statements contained therein.

/s/ Ernst & Young LLP